Exhibit (a)(1)(D)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF LIMITED PARTNERSHIP UNITS OF

BROOKFIELD PROPERTY PARTNERS L.P.

Pursuant to the Offer to Purchase Dated July 6, 2020

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON AUGUST 28, 2020,

UNLESS THE OFFER IS TERMINATED, EXTENDED OR VARIED.

As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender limited partnership units (the “Units”) of Brookfield Property Partners L.P. (“BPY”) pursuant to the Offer (as defined below) if certificates for these Units are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach AST Trust Company (Canada), as depositary (the “Depositary”) by the Expiration Time (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by electronic transmission to the office of the Depositary set forth below.

TO:	Brookfield Property Partners L.P.

AND TO:	AST Trust Company (Canada), as depositary

Offices of the Depositary, AST Trust Company (Canada), as depositary, for this Offer:

By Mail (Except Registered Mail) AST Trust Company (Canada) P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4 Attention: Corporate Actions	By Registered Mail, Hand or Courier AST Trust Company (Canada) 1 Toronto Street Suite 1200 Toronto, Ontario M5C 2V6 Attention: Corporate Actions	By Electronic Transmission GD CorporateActions@astfinancial.com

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to an e-mail address, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box I – “Signature Guarantee” in the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase that accompanies this Notice of Guaranteed Delivery. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

The undersigned hereby tenders to BPY, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 6, 2020 (the “Offer to Purchase”), the accompanying issuer bid circular (the “Circular”) included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Units indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under “Procedure for Tendering Units”. The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

Certificate Number(s)	Number of Units	Name & Address of Unitholder (please print)

DO NOT SEND UNIT CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Dated:	Telephone (Business Hours):	Signature:
( )

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Units tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Eastern time, on or before the second Trading Day after the Expiration Time. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the Nasdaq Stock Market.

Name of Firm:	Authorized Signature:
Address of Firm:	Name:
(Please type or print)
(Postal Code or Zip Code)	Title:

Area Code and Telephone No.:	Dated: